Exhibit 19 under Form N-1A
                                         Exhibit 24 under Item 601/Reg. S-K

                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoint the Secretary and Assistant Secretary of FEDERATED INSURANCE SERIES. and the Assistant General Cousnel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other doucments in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES               TITLE            DATE



/s/ John F. DonahueChairman and TrusteeMarch 4, 1997
John F. Donahue(Chief Executive Officer)
/s/ J. Christopher DonahuePresident and Trustee   March 4, 1997
J. Christopher Donahue

/s/ John W. McGonigleTreasurer, Executive ViceMarch 4, 1997
John W. McGoniglePresident and Trustee
               (Principal Financial and
                  Accounting Officer)

/s/ Thomas G. Bigley    Trustee        March 4, 1997
Thomas G. Bigley

/s/John T. Conroy, Jr.  Trustee        March 4, 1997
John T. Conroy, Jr.

/s/William J. Copeland  Trustee        March 4, 1997
William J. Copeland

/s/James E. Dowd        Trustee        March 4, 1997
James E. Dowd

/s/ Lawrence D. Ellis, M.D.Trustee     March 4, 1997
Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.Trustee     March 4, 1997
Edward L. Flaherty, Jr.

/s/ Peter E. Madden     Trustee        March 4, 1997
Peter E. Madden

/s/ Gregor F. Meyer     Trustee        March 4, 1997
Gregor F. Meyer

/s/John E. Murray, Jr.  Trustee        March 4, 1997
John E. Murray, Jr.

/s/ Wesley W. Posvar    Trustee        March 4, 1997
Wesley W. Posvar

/s/ Marjorie P. Smuts   Trustee        March 4, 1997
Marjorie P. Smuts


Sworn to and subscribed before me this 4th day of March, 1997

/s/ Marie N.Hamm
Notary Republic